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                                                                    EXHIBIT 99.4


                  CONSENT TO BE NAMED IN REGISTRATION STATEMENT

I, the undersigned, do hereby consent to being named in the Registration Statement on Form S-1 (Reg. No. 333-107769), as well as any amendments thereto, that LightFirst Inc. files with the Securities and Exchange Commission in connection with its initial public offering.

Dated: As of As of November 17, 2003


                                                /s/ Stephen J. Kennedy
                                                --------------------------------
                                                Stephen J. Kennedy
                                                Director Nominee